EXHIBIT 12
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 13D

                    UNDER THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. 2)*

                                   EQUANT N.V.
                                (Name of Issuer)

                                ORDINARY SHARES
                         (Title of Class of Securities)

                                    29440910
                                 (CUSIP Number)

                             JEAN-LOUIS VINCIGUERRA
           SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                               FRANCE TELECOM S.A.
                               6, PLACE D'ALLERAY
                              75505 PARIS CEDEX 15
                                     FRANCE
                             (011-33-1) 44-44-01-59
           -----------------------------------------------------------
                  (Name, Address and Telephone Number of Person
                Authorized to Receive Notices and Communications)

                                 WITH A COPY TO:

                              JERE R. THOMSON, ESQ.
                           JONES, DAY, REAVIS & POGUE
                              599 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 326-3939

                               NOVEMBER 19, 2000
             ------------------------------------------------------
             (DATE OF EVENT WHICH REQUIRES FILING OF THIS STATEMENT)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box [_].

NOTE: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                               Page 1 of 13 Pages

--------------------                                     ----------------------
CUSIP NO. 29440910                    13D                PAGE  2  OF  13  PAGES
--------------------                                     ----------------------

--------------------------------------------------------------------------------
    1      NAME OF REPORTING PERSON
           S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

           FRANCE TELECOM S.A.
--------------------------------------------------------------------------------
    2      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP               a  [_]
                                                                          b  [_]

--------------------------------------------------------------------------------
    3      SEC USE ONLY

--------------------------------------------------------------------------------
           SOURCE OF FUNDS*
    4
           OO, PF and/or BK
--------------------------------------------------------------------------------
    5      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
           TO ITEMS 2(d) or (e)                                              [_]
--------------------------------------------------------------------------------
    6      CITIZENSHIP OR PLACE OF ORGANIZATION

           France
--------------------------------------------------------------------------------
                          7     SOLE VOTING POWER

                                158,567,348 shares
      NUMBERS OF          ------------------------------------------------------
         SHARES           8     SHARED VOTING POWER
     BENEFICIALLY
    OWNED BY EACH               -0-
      REPORTING           ------------------------------------------------------
     PERSON WITH          9     SOLE DISPOSITIVE POWER

                                158,567,348 shares (after conversion of the
                                10,000,000 preferred shares into 10,000,000
                                newly issued shares)
                          ------------------------------------------------------
                          10    SHARED DISPOSITIVE POWER

                                -0-
--------------------------------------------------------------------------------
   11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

           158,567,348 shares (after conversion of the 10,000,000 preferred shares into 10,000,000 newly issued shares)
--------------------------------------------------------------------------------
   12      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
           SHARES*
--------------------------------------------------------------------------------
   13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

           54.3% (after conversion of the 10,000,000 preferred shares into 10,000,000 newly issued shares)
--------------------------------------------------------------------------------
   14      TYPE OF REPORTING PERSON*

           OO (societe anonyme)
--------------------------------------------------------------------------------

--------------------                                     ----------------------
CUSIP NO. 29440910                  13D                  PAGE  3  OF  13  PAGES
--------------------                                     ----------------------

--------------------------------------------------------------------------------
    1      NAME OF REPORTING PERSON
           S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

           ATLAS TELECOMMUNICATIONS S.A.
--------------------------------------------------------------------------------
    2      CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP               a  [_]
                                                                          b  [_]

--------------------------------------------------------------------------------
    3      SEC USE ONLY

--------------------------------------------------------------------------------
           SOURCE OF FUNDS*)
    4
           OO, PF and/or BK
--------------------------------------------------------------------------------
    5      CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT
           TO ITEMS 2(d) or (e)                                              [_]
--------------------------------------------------------------------------------
    6      CITIZENSHIP OR PLACE OF ORGANIZATION

           Belgium
--------------------------------------------------------------------------------
                          7     SOLE VOTING POWER

                                158,567,348 shares
      NUMBERS OF          ------------------------------------------------------
         SHARES           8     SHARED VOTING POWER
     BENEFICIALLY
    OWNED BY EACH               -0-
      REPORTING           ------------------------------------------------------
     PERSON WITH          9     SOLE DISPOSITIVE POWER

                                158,567,348 shares (after conversion of the
                                10,000,000 preferred shares into 10,000,000
                                newly issued shares)
                          ------------------------------------------------------
                          10    SHARED DISPOSITIVE POWER

                                -0-
--------------------------------------------------------------------------------
   11      AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

           158,567,348 shares (after conversion of the 10,000,000 preferred shares into 10,000,000 newly issued shares)
--------------------------------------------------------------------------------
   12      CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
           SHARES*
--------------------------------------------------------------------------------
   13      PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

           54.3% (after conversion of the 10,000,000 preferred shares into 10,000,000 newly issued shares)
--------------------------------------------------------------------------------
   14      TYPE OF REPORTING PERSON*

           OO (societe anonyme)
--------------------------------------------------------------------------------

         This Statement amends and supplements the Schedule 13D filed with the Securities and Exchange Commission on November 29, 2000 by France Telecom, a French societe anonyme and Atlas Telecommunications S.A., a Belgium societe anonyme.

ITEM 3.  SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.
         -------------------------------------------------

         Item 3 is hereby amended and supplemented by adding thereto the following text:

         "Upon  completion of the  transactions  described in this Item 3 and in
Item 4(f) on June 29, 2001 (the "Closing Date"), Atlas has acquired 148,567,348 Equant Shares and 10,000,000 Equant Preferred Shares in the following transactions:

         (a) Equant has acquired from Atlas 100% of the share capital of Global One Communications World Holding B.V. and Global One Communications Holding B.V. which will following an adjustment procedure have net cash of not less than $300 million, in exchange for 80,617,348 newly issued Equant Shares, pursuant to the Contribution Agreement.

         (b) Atlas has subscribed for 10,000,000 newly issued Equant Preferred Shares for an amount of $1 billion, i.e., at a subscription price of $100 per Equant Preferred Share, pursuant to the Contribution Agreement. Each Equant
Preferred Share has the same voting rights as an Equant Share. The Equant Preferred Shares shall be automatically converted into 10,000,000 newly issued Equant Shares five years from the Closing Date.

         (c) Atlas has acquired the 67,950,000 Equant Shares held by the SITA Foundation for the consideration of one existing France Telecom share for each
2.2 Equant Shares, pursuant to the Share Purchase Agreement.

         Upon completion of the above transactions and the transactions described in the second paragraph of Item 4(f) and pursuant to the CVR letter filed as exhibit 3 to the initial Schedule 13D, France Telecom has issued to all Equant shareholders, excluding the SITA Foundation, one contingent value right for each Equant Share held of record at the close of business on the trading day immediately preceding the Closing Date. France Telecom has also issued to all holders of awards of Equant restricted shares under the Equant 1998 Share Option Plan, which awards were granted on or before November 19, 2000 and are outstanding as of the trading day immediately prior to the Closing Date, one contingent value right in respect of each Equant Share issued or to be issued upon the vesting of such restricted share award. In addition France Telecom will issue to all holders of options under the Equant 1998 Share Option Plan granted and outstanding as of November 19, 2000, one contingent value right for each Equant share acquired upon the exercise of each such option. Each contingent value right will entitle its holder to receive, three years after the Closing Date, a cash amount equal to the difference, if negative, between the average Equant share price on that date and Euro 60. The amount payable on each contingent value right will be limited to a maximum of Euro 15. The terms and conditions of the contingent value rights are more fully described in the France Telecom note d'operation that has received on May 28, 2001 the visa No. 01-640 from the French Commission des operations de bourse, an English translation of which is filed herewith as Exhibit 6."

ITEM 4.  PURPOSE OF THE TRANSACTION.
         --------------------------

         (C) A SALE OR TRANSFER OF A MATERIAL AMOUNT OF ASSETS OF EQUANT

         See Item 4(f) below.

         (D) CHANGES IN THE MANAGEMENT OF EQUANT

         Item 4(d) is hereby amended and supplemented by adding thereto the following text:

         "Upon the closing of the transactions described in Item 3 and in the second paragraph of Item 4(f), Equant's Supervisory Board and Management Board were composed of the following members:

Supervisory Board

         Anne Bingaman. Born 1943. Chief Executive Officer, Valor Telecom LLC. She is also Chairman of the Board of Valor Telecom LLC, and serves as a director for McLeod USA and on the Board of Advisors for Net 2000 and BIA Investment Fund. She has been nominated as an independent member of the Supervisory Board, for an indefinite term.

         Michel Bon. Born 1943. Chief Executive Officer, France Telecom. He is also Chairman of the Board of France Telecom and Orange S.A., and serves as a director for several other French companies, including Bull S.A., Air Liquide S.A. and Lafarge S.A. He is a France Telecom nominee to the Supervisory Board, for an indefinite term.

         Jacques Champeaux. Born 1948. Executive Vice President in charge of the Large Business Division, France Telecom. He serves as a director for various France Telecom subsidiaries, including Global One. He is a France Telecom nominee to the Supervisory Board, for an indefinite term.

         Jean-Yves Gouiffes. Born 1948. Executive Vice President in charge of the Network Division of France Telecom. He also serves as a director for various France Telecom subsidiaries and joint ventures. He is a France Telecom nominee to the Supervisory Board, for an indefinite term.

         Bernard Izerable. Born 1956. Senior Vice President International France Telecom. He also serves as a director for various France Telecom subsidiaries and joint ventures. He is a France Telecom nominee to the Supervisory Board, for an indefinite term.

         Riccardo Lippi. Born 1938. Chairman of the Board of Trustees, the SITA Foundation. He is also Chairman of the Supervisory Board of SITA INC, and was Chairman of the Board of Directors of SITA SC from 1996 to 2000. He is the SITA Foundation's nominee to the Supervisory Board, for a term of 18 months from completion of the transactions.

         Jean-Louis Vinciguerra. Born 1944. Chief Financial Officer and Executive Vice President in charge of the Resources Division, France Telecom. He also serves as a director for various France Telecom subsidiaries. He is a France Telecom nominee to the Supervisory Board, for an indefinite term.

         John Watson. Born 1944. Director General, SITA SC and Managing Director of SITA INC. He is also director of various SITA subsidiaries. He is SITA SC's nominee to the Supervisory Board, for an indefinite term.

         Irving Yoskowitz. Born 1945. Lawyer, Crowell & Moring, and Senior Partner, Global Technology Partners, LLC. He also serves as a director of BBA Group plc. Elected as a non-affiliated director of the Supervisory Board in 1998, he is being nominated as an independent member of the Supervisory Board, for an indefinite term.

Management Board

         Didier Delepine. Born 1947. Mr. Delepine was appointed president and chief executive officer in January 1998 and will serve as chairman of the Management Board. Prior to that date, Mr. Delepine also served as the president and chief executive officer of Equant Network Services, positions he held from 1995 to July 1999. Prior to joining Equant, he held a number of senior positions at SITA, including that of senior vice president, during which time he managed the worldwide development of the network and handled business development and production of information processing services.

         John Allkins. Born 1949. Mr. Allkins joined Equant in September 1995 as chief financial officer. Prior to that, he worked at BT as finance director for its Worldwide Networks division from 1991 to 1995 and as finance director of BT International from 1988 to 1991. He has also held senior financial management positions at the U.K. telecommunications arm of ITT, including chief financial officer of its submarine cables business.

         Daniel Caclin. Born 1953. Mr. Caclin will serve as chief operating officer of the combined Equant/Global One entity. He is currently the Chief Executive Officer of Global One, a position to which he was nominated in March 2000. He has been Executive Vice President for France Telecom's Data Business and Chief Executive Officer of Transpac since 1994. Previously, he held various positions of responsibility at France Telecom, primarily in the areas of corporate business and finance."

         (F) MATERIAL CHANGES IN EQUANT BUSINESS OR CORPORATE STRUCTURE
             ----------------------------------------------------------

         Item 4(f) is hereby amended and supplemented by adding thereto the following text:

         "On June 29, 2001, the existing network joint venture agreement between Equant and Societe Internationale de Telecommunications Aeronautiques S.C. ("SITA S.C."), SITA Global Telecommunications Aeronautiques S.C., SITA Global Telecommunications Services Limited and SITA Globetel Company has been replaced by new long-term network arrangements between France Telecom, Equant, SITA S.C. and SITA Information Networking Computing N.V. pursuant to which Equant has taken control of the network assets and operations currently managed by the existing joint venture. The new network arrangements consist of the following agreements:

         -- a Strategic Relationship Umbrella Agreement among SITA S.C., SITA Information Networking Computing N.V., Equant and France Telecom dated as of June 29, 2001 regarding the parties' intentions in entering into the new arrangements and SITA's right to designate a member of Equant's Supervisory Board, filed herewith as Exhibit 7;

         -- an Account Management Agreement between SITA S.C., SITA Information Networking Computing N.V. and France Telecom dated as of June 29, 2001 describing how the Air Transport Community (as defined in the Strategic Relationship Umbrella Agreement) will be provided network services by France Telecom and SITA in France, filed herewith as Exhibit 8;

         -- a Services Agreement among Equant, SITA S.C. and SITA Information Networking Computing N.V. dated as of June 29, 2001, describing the terms and conditions under which Equant will provide network and support services to SITA;

         -- a Transition and Management Agreement between Equant and SITA S.C. dated as of June 29, 2001 describing SITA's obligation in transferring its network to Equant and the operational management of those network assets not transferred to Equant;

         -- a side letter from France Telecom to SITA S.C. and SITA Information Networking Computing N.V. dated as of June 29, 2001, pursuant to which France Telecom has agreed to take reasonable steps to remedy certain defined serious situations involving the interruption of network services to the Air Transport Community or the potential insolvency of Equant. In the case of a non-remedied potential insolvency, France Telecom has agreed to support SITA S.C. in obtaining the right to acquire, for fair market value, certain network assets of Equant required to
               maintain  the   continuity  of  services  to  the  Air  Transport
               Community or to protect the interests of the Air Transport Community. Such obligations of France Telecom do not constitute a guarantee of Equant's obligations to SITA, nor an obligation to ensure Equant's financial stability. The side letter is filed herewith as Exhibit 9."

ITEM 5.  INTEREST IN SECURITIES OF THE ISSUER.
         ------------------------------------

         Item 5(a) and (b) are hereby amended and supplemented by deleting Item 5(a) and (b) in their entirety and replacing them by the following text:

         "(a) As of June 29, 2001, assuming the conversion of the 10,000,000 Equant Preferred Shares into 10,000,000 newly issued Equant
               Shares as described in Item 3(b) France Telecom and Atlas beneficially owned 158,567,348 Equant Shares, which represent 54.3% all of the issued and outstanding Equant Shares.

               To the best of France Telecom's and Atlas's knowledge, none of the persons identified in Schedules I and II hereto, beneficially own any Equant Shares.

         (b) As of June 29, 2001, France Telecom and Atlas owned the sole power to vote and dispose of 148,567,348 Equant Shares and 10,000,000 Equant Preferred Shares, as described in Item 3(a),
               (b) and (c). Each Equant Preferred Share will have one vote per preferred share, voting together with the Equant Shares as a single class.

               To the best of France Telecom's and Atlas's knowledge, none of the persons identified in Schedules I and II hereto beneficially own or share voting or dispositive power with respect to any Equant Share."

ITEM 7.  MATERIAL TO BE FILED AS EXHIBITS.
         --------------------------------

         Item 7 is hereby amended and supplemented by deleting Item 7 in its entirety and replacing it by the following text:

"Exhibit No.       Description
 -----------       -----------

         (1) Contribution Agreement entered into among France Telecom, Atlas and Equant on November 19, 2000.*

         (2) Share Purchase Agreement entered into between France Telecom and the SITA Foundation on November 19, 2000.*

         (3) Letter from France Telecom to Equant regarding the issuance of the contingent value rights dated as of November 19, 2000.*

         (4) Heads of Agreement entered into among France Telecom, Equant, and companies of the SITA group on November 19, 2000.*

         (5) Confidentiality and Standstill Agreement entered into between France Telecom and Equant on July 2, 1999.*

         (6) English translation of the Note d'operation in view of the admission to trading on the Premier Marche of Euronext Paris S.A. of up to 138,446,013 contingent value rights to be issued by France telecom without payment of any consideration, which received the visa No. 01-640 from the French Commission des operations de bourse on May 28, 2001.**

         (7) Strategic Relationship Umbrella Agreement entered into among SITA S.C., SITA Information Networking Computing N.V., Equant and France Telecom on June 29, 2001.**

         (8) Account Management Agreement entered into between SITA S.C., SITA Information Networking Computing N.V. and France Telecom on June 29, 2001.**

         (9) Side letter from France Telecom to SITA S.C. and SITA Information Networking Computing N.V. dated as of June 29, 2001.**


* Previously filed.

** Filed herewith."

                                    SIGNATURE

         After reasonable inquiry and to the best of his knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: June 29, 2001

                                            France Telecom S.A.

                                            By: /S/ JACQUES CHAMPEAUX
                                                --------------------------------
                                                Name:  Jacques Champeaux
                                                Title: Executive Vice President,
                                                       Large Business Division


                                            Atlas Telecommunications S.A

                                            By: /S/ BERNARD GHILLEBAERT
                                                --------------------------------
                                                Name:  Bernard Ghillebaert

                                                Title: Director


                                            By: /S/ JOHAN VAN DEN CRUIJCE
                                                --------------------------------
                                                Name:  Johan Van den Cruijce

                                                Title: Director

SCHEDULE I

Schedule I is hereby amended and supplemented by deleting Schedule I in its entirety and replacing it with the following text:

         "The following are the directors and executive officers of FRANCE TELECOM S.A. as of June 29, 2000 and, their principal occupation or employment. The business address of all such persons for purposes of this Schedule 13D is FRANCE TELECOM S.A., 6, place d'Alleray, 75505 Paris Cedex 15, France. Each of such directors and executive officers is a citizen of France.

DIRECTORS
---------
                           NAME                                                PRINCIPAL OCCUPATION
                           ----                                                --------------------
MEMBERS ELECTED BY THE ANNUAL GENERAL MEETING OF
SHAREHOLDERS
Michel Bon..............................................     Chairman and Chief Executive Officer
Francois Grappotte......................................     Chairman and Chief Executive Officer, Legrand
Michael Likierman.......................................     Co-Chairman and Chief Executive Officer, Grand Vision
                                                             S.A.
Jean Simonin............................................     Managing Director, Residential Agency of Toulouse

MEMBERS APPOINTED BY DECREE OF THE FRENCH STATE
Jean-Paul Bechat........................................     Chairman and Chief Executive Officer, SNECMA
Alain Costes............................................     Director of Technology, Ministry of Research
Pierre-Francois Couture.................................     Chairman of the Mining and Chemical Company
Yannick d'Escatha.......................................     Delegated Managing Director of Industry to Electricite
                                                             de France
Roger Fauroux...........................................     Chairman of honour of Compagnie de Saint-Gobain
Pierre Gadonneix........................................     President, Gaz de France
Nicolas Jachiet.........................................     Head of Investment Monitoring Division, Treasury
                                                             Department, Ministry of the Economy, Finance and
                                                             Industry
Jacques de Larosiere....................................     Advisor to BNP Paribas
Sophie Mahieux..........................................     Budget Director, Ministry of the Economy, Finance and
                                                             Industry
Jacques Rigaud..........................................     Honorary Advisor of State

MEMBERS ELECTED BY EMPLOYEES
Alain Baron.............................................     Employee of France Telecom
Jean-Yves Bassuel.......................................     Employee of France Telecom

Monique Biot............................................     Employee of France Telecom
Michel Bonneau..........................................     Employee of France Telecom
Michelle Brisson-Autret.................................     Employee of France Telecom
Jean-Claude Desrayaud...................................     Employee of France Telecom
Michel Gaveau...........................................     Employee of France Telecom


EXECUTIVE OFFICERS
------------------
                           NAME                                                      POSITION
                           ----                                                      --------
Michel Bon..............................................     Chairman and Chief Executive Officer
Jean-Francois Pontal....................................     Chief Executive Officer of Orange
Andre Cathelineau.......................................     Chief Executive Vice President Dealership Networks
Jacques Champeaux.......................................     Executive Vice President, Large Business Division
Nicolas Dufourcq........................................     Chairman and CEO of Wanadoo
Marc Fossier............................................     Group Vice President Public Affairs
                                                             Group Executive Vice President Consumer Wireline
                                                             Services
Bernard Bresson.........................................     Senior Vice President Human Resources
Jean-Yves Gouiffes......................................     Executive Vice President, Network Division
Jean-Jacques Damlamian..................................     Executive Vice President, Development Division
Jean-Louis Vinciguerra..................................     Senior Executive Vice President and Chief Financial Officer
Marie-Claude Peyrache...................................     Executive Vice President, Corporate Communications"

SCHEDULE II

Schedule II is hereby amended and supplemented by deleting Schedule II in its entirety and replacing it with the following text:

         "The following are the directors of ATLAS TELECOMMUNICATIONS S.A. as of June 29, 2000, their principal occupation or employment and their business address for purposes of this Schedule 13D. Each of such directors is a citizen of France, except for Johan Van den Cruijce and Olivier Ysewijn who are citizens of Belgium.

               NAME                         PRINCIPAL OCCUPATION                       BUSINESS ADDRESS
               ----                         --------------------                       ----------------
Bernard Ghillebaert                  Managing Director                    MOBISTAR S.A.
                                                                          rue Colonel Bourg 149
                                                                          1140 Brussels
                                                                          Belgium

Johan Van den Cruijce                General Counsel                      WIREFREE SERVICES BELGIUM
                                                                          rue Colonel Bourg 149
                                                                          1140 Brussels
                                                                          Belgium
Olivier Ysewijn                      Head of Corporate Finance            MOBISTAR SA
                                                                          rue Colonel Bourg 149
                                                                          1140 Brussels
                                                                          Belgium

Bruno Brochier                       Senior Vice President Large          FRANCE TELECOM
                                     Business Division                    18 boulevard de Vaugirard
                                                                          75015 Paris
                                                                          France"
Henri-Xavier Peretie                 Head of International Finance        FRANCE TELECOM
                                     Department                           6, place d'Alleray
                                                                          75505 Paris Cedex 15
                                                                          France"